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                                                                EXHIBIT 10.4

                          SECOND AMENDED AND RESTATED
                            SECURED PROMISSORY NOTE

                                                                  March 29, 1997



     FOR VALUE RECEIVED, the undersigned James A. Hollars, 1825 East Main Street, Duncan, South Carolina 29334 ("Borrower"), hereby promises to pay to Lear Corporation, a Delaware corporation ("Payee"), the principal sum of ONE HUNDRED NINETY-ONE THOUSAND EIGHT HUNDRED NINETY-ONE AND 01/100 DOLLARS ($191,891.01) together with interest on the unpaid balance of such principal amount from the date hereof at a rate equal to 4.46% per annum. The principal of, and accrued interest on, this Second Amended and Restated Secured Promissory Note (this "Note") shall be payable in full by Borrower to Payee on September 29, 1998 or upon acceleration of the maturity of this Note.

     Payments of principal and interest on this Note shall be made (i) in legal tender of the United States of America or (ii) with shares of the Payee's Common Stock, par value $.01 per share, and shall be made at the principal office of Payee at Southfield, Michigan or at such other place as Payee shall have designated in writing to Borrower. If the date set for any payment of principal or interest on this Note is a Saturday, Sunday or legal holiday, such payment shall be due on the next succeeding business day.

     Pursuant to that certain Stock Option Agreement dated September 29, 1988, Borrower owns, as of the date hereof, options to purchase Common Stock $.01 par value per share ("Common Stock") of Payee, which options ("Options") are currently fully vested and exercisable. This Note shall be secured by Options (the "Pledged Options") with respect to 23,000 shares (the "Shares"), of Common Stock, as provided in that certain Amended and Restated Pledge Agreement dated as of March 2, 1995 (the "Pledge Agreement") by and between Payee and Borrower.

     The principal of and accrued interest on this Note may be prepaid at any time, in whole or in part, without premium or penalty. In addition, in the event of the sale by Borrower (or Permitted Transferees, as such term is defined in the Amended and Restated Stockholders and Registration Rights Agreement dated September 27, 1991, as amended (the "Stockholders Agreement"), of which Borrower is a party) of the Pledged Options or the Shares to anyone, Borrower shall cause the purchaser(s), to the extent of any principal or accrued but unpaid interest then outstanding under this Note, to make payment for such Pledged Options or Shares directly to Payee. Such proceeds shall be applied by Payee to the prepayment of principal and accrued interest on this Note. Any such prepayment shall be first applied to the payment of any accrued interest and then to the unpaid balance of the principal amount.

     In the event Borrower shall (i) fail to make complete payment of any installment of principal or accrued interest when due under this Note, (ii) fail to make the prepayment of principal and accrued interest on this Note as required by the preceding paragraph hereof, or (iii) commit a breach of or default under the Pledge Agreement, Payee may accelerate this Note and may, by written notice to Borrower, declare the entire unpaid principal amount of this Note and all accrued

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and unpaid interest thereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower. The failure of Payee to accelerate this Note shall not constitute a waiver of any of Payee's rights under this Note as long as Borrower's default under this Note or breach of or default under the Pledge Agreement continues.

     Payee shall have the right of full recourse against Borrower for any amounts owing hereunder, and all claims in respect of this Note, unpaid interest on such amount, or for any claim in respect hereof, against Borrower.

     In case this Note shall become mutilated, defaced or apparently destroyed, lost or stolen, upon the written request of Payee, Borrower shall issue and execute a new promissory note in exchange and substitution for the mutilated or defaced Note or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. Thereafter, no amount shall be due and payable or owing under the mutilated, defaced or apparently destroyed, lost or stolen Note.

     This Note is made in substitution and replacement for, but not in payment of, the Amended and Restated Secured Promissory Note, dated as of March 2, 1995, made by Borrower to Payee.

     THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower as of the date first above written.



                                             James A. Hollars



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